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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     August 22, 1995
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                              Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                       1-7604                      58-0678148
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   (State or other         (Commission File Number)             (IRS Employer
   jurisdiction of                                              Identification
   incorporation)                                               Number)


  1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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     (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:   (404) 644-6400
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ITEM 5.  OTHER EVENTS.

         On August 8, 1995, the Board of Directors of Crown Crafts, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on August 22, 1995 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $86.50 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Trust Company Bank as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on





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the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 22, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.





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         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         No fractional Common Shares will be issued (other than fractions which are integral multiples of one Common Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         Until the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $. 01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.





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         As of August 22, 1995 there were 9,048,636 shares of Common Stock outstanding (of which 1,104,656 were held in treasury), and a total of 50,000,000 shares of Common Stock authorized. Each outstanding share of Common Stock on August 22, 1995 (other than shares held in the Company's treasury) will receive the Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock and each share of Common Stock issued from the Company's treasury so that all such shares will have attached Rights. There have been reserved for issuance the number of Common Shares issuable upon exercise of the Rights.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on substantially all of the Rights also being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company as described above.

         A conformed copy of the Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights (which includes as Exhibit A the form of Right Certificate), the press release announcing the declaration of the Rights and the form of letter to the Company's shareholders regarding the adoption of the Rights Plan are attached hereto as Exhibits 1, 2 and 3, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.





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ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

Exhibit 99.1 Form of Rights Agreement dated as of August 11, 1995 between Crown Crafts, Inc. and Trust Company Bank, including Form of Right Certificate (Exhibit A) and Summary of Rights to Purchase Common Shares (Exhibit B)

Exhibit 99.2     Press Release dated August 11, 1995

Exhibit 99.3     Form of Letter to Shareholders





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           CROWN CRAFTS, INC.



Dated: August 22, 1995                   By: /s/ Paul A. Criscillis, Jr.
                                             ----------------------------------
                                             Name: Paul A. Criscillis, Jr.
                                             Title: Vice President and
                                                      Chief Financial Officer








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                                 EXHIBIT INDEX

        Exhibit No.                           Exhibit Description                           Sequential
        -----------                           -------------------                            Page No.
                                                                                             --------
             99.1            Form of Rights Agreement dated as of August 11, 1995
                             between Crown Crafts, Inc. and Trust Company Bank,
                             including Form of Right Certificate (Exhibit A) and
                             Summary of Rights to Purchase Common Shares (Exhibit B)

             99.2            Press Release dated August 11, 1995

             99.3            Form of Letter to Shareholders





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